Exhibit 99.1

Triumph Bancorp Reports Fourth Quarter Net Income to Common Stockholders of $6.1 Million and 2017 Annual Net Income to Common Stockholders of $35.4 Million

DALLAS – January 22, 2018 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph”) today announced earnings and operating results for the fourth quarter and full year of 2017.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2017 Fourth Quarter Highlights

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For the fourth quarter of 2017, net income was $6.3 million and net income available to common stockholders was $6.1 million, compared to net income of $9.8 million and net income available to common stockholders of $9.6 million for the quarter ended September 30, 2017. Diluted earnings per share were $0.29 for the quarter ended December 31, 2017, compared to $0.47 for the quarter ended September 30, 2017.

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Net income for the quarter ended December 31, 2017 was impacted by (i) an income tax charge of $3.0 million related to the re‑measurement of our deferred tax assets and deferred tax liabilities at our new expected effective tax rate due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), (ii) acquisition-related transaction costs of $1.7 million, and (iii) a $1.3 million impairment charge on core deposit intangible assets associated with acquired public deposits that management decided to no longer hold.

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We report adjusted diluted earnings per share to remove the volatility of material gains and expenses related to merger and acquisition-related activities. Adjusted diluted earnings per share for the quarter ended December 31, 2017 were $0.34, compared to $0.47 for the quarter ended September 30, 2017.

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Non-performing assets to total assets decreased to 1.21% at December 31, 2017 from 1.42% at September 30, 2017. Net charge-offs to average loans increased to 0.06% for the quarter ended December 31, 2017, compared to 0.00% for the quarter ended September 30, 2017.

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Net interest margin (“NIM”) was 6.16% for the quarter ended December 31, 2017, compared to 5.90% for the quarter ended September 30, 2017. Adjusted NIM, which excludes loan discount accretion, was 5.93% for the quarter ended December 31, 2017, compared to 5.69% for the quarter ended September 30, 2017.

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We closed our previously announced acquisition of nine branch locations in Colorado (the “Acquired Branches”) from Independent Bank Group, Inc.’s banking subsidiary Independent Bank on October 6, 2017 at which time we completed the core system conversion. We acquired $95.8 million of loans, assumed $160.7 million of deposits associated with the branches and recorded $3.3 million of core deposit intangible assets and $5.8 million of goodwill.

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We closed our previously announced acquisition of Valley Bancorp, Inc. (“Valley”) and its community banking subsidiary, Valley Bank & Trust, on December 9, 2017 at which time we completed the core system conversion. We acquired $171.2 million of loans, assumed $293.4 million of deposits from Valley and recorded $6.1 million of core deposit intangible assets and $10.5 million of goodwill.

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On January 19, 2018, we entered into an agreement to sell the assets (the “Disposal Group”) of Triumph Healthcare Finance (“THF”) and exit our healthcare asset based lending line of business. The decision to sell THF was made prior to the end of the fourth quarter, and at December 31, 2017, the fair value of the Disposal Group exceeded its carrying amount. As a result of this decision, the carrying amount of the Disposal Group, including loans with a recorded balance of $68.7 million, net of an allowance for loan and lease losses of $2.1 million, was transferred to assets held for sale.

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Total loans held for investment increased $385.4 million, or 15.9%, to $2.811 billion at December 31, 2017, compared to $2.425 billion at September 30, 2017. Organic growth, which excludes the impact of the THF loan reclassification and acquired loans, was $186.3 million, or 7.9%, in the fourth quarter.

2017 Annual Highlights

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For the year ended December 31, 2017, net income was $36.2 million and net income available to common stockholders was $35.4 million, compared to net income of $20.7 million and net income available to common stockholders of $19.8 million for the year ended December 31, 2016. Diluted earnings per share were $1.81 for the year ended December 31, 2017, compared to $1.10 for the year ended December 31, 2016.

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Adjusted diluted earnings per share, which excluded from net income available to common stockholders, material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax, were $1.37 for the year ended December 31, 2017, compared to $1.17 for the year ended December 31, 2016.

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Net interest margin (“NIM”) was 5.92% for the year ended December 31, 2017, compared to 5.91% for the year ended December 31, 2016. Adjusted NIM, which excludes loan discount accretion, was 5.65% for the year ended December 31, 2017, compared to 5.52% for the year ended December 31, 2016.

Balance Sheet

Total loans held for investment were $2.811 billion at December 31, 2017, an increase of $385.4 million, or 15.9%, in the fourth quarter and $783.2 million, or 38.6%, for the year ended December 31, 2017.  Excluding the impact of the THF loan reclassification, total loans held for investment increased $453.3 million, or 19.2% in the fourth quarter. We acquired loans with an acquisition date fair value of $267.0 million in the Valley and Acquired Branches transactions.

Our commercial finance loans, which comprise 32% of the loan portfolio, were $897.5 million at December 31, 2017, compared to $886.9 million at September 30, 2017.  This is an increase of $10.6 million, or 1.2%, in the fourth quarter of 2017. Excluding the impact of the THF loan reclassification, commercial finance loans increased $78.6 million, or 9.6% in the fourth quarter.

Total deposits were $2.621 billion at December 31, 2017, an increase of $608.8 million or 30.3% in the fourth quarter of 2017 and an increase of $605.6 million, or 30.0%, for the year ended December 31, 2017.  Non-interest-bearing deposits accounted for 21.5% of total deposits and non-time deposits accounted for 56.7% of total deposits at December 31, 2017. We assumed deposits with an acquisition date fair value of $454.1 million in the Valley and Acquired Branches transactions.

Net Interest Income

We earned net interest income for the quarter ended December 31, 2017 of $45.8 million compared to $39.5 million for the quarter ended September 30, 2017.

Yields on loans for the quarter ended December 31, 2017 were up 29 bps from the prior quarter to 7.73% (up 27 bps from the prior quarter to 7.47% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.67% for the quarter ended December 31, 2017 compared to 0.64% for the quarter ended September 30, 2017, on an annualized basis.

We earned net interest income of $155.7 million for the year ended December 31, 2017, compared to $112.4 million for the year ended December 31, 2016.

Asset Quality

Non-performing assets decreased 21 bps from September 30, 2017 to 1.21% of total assets at December 31, 2017.  The ratio of past due to total loans decreased to 2.11% at December 31, 2017 from 2.22% at September 30, 2017. We recorded total net charge-offs of $1.4 million, or 0.06% of average loans, for the quarter ended December 31, 2017 compared to net charge-offs of $0.0 million, or 0.00% of average loans, for the quarter ended September 30, 2017.  We recorded a provision for loan losses of $1.9 million for the quarter ended December 31, 2017 compared to a provision of $0.6 million for the quarter ended September 30, 2017. From September 30, 2017 to December 31, 2017, our ALLL decreased from $20.4 million or 0.84% of total loans to $18.7 million or 0.67% of total loans.

We recorded net charge-offs of $6.2 million, or 0.28% of average loans, for the year ended December 31, 2017, compared to net charge-offs of $3.9 million, or 0.25% of average loans, for the year ended December 31, 2016. We recorded a provision for loan losses of $11.6 million for the year ended December 31, 2017, compared to a provision of $6.7 for the year ended December 31, 2016.

Non-interest Income and Expense

We earned non-interest income for the quarter ended December 31, 2017 of $4.0 million compared to $4.2 million for the quarter ended September 30, 2017. We earned non-interest income of $40.7 million for the year ended December 31, 2017, compared to $21.0 million for the year ended December 31, 2016. Non-interest income for the year ended December 31, 2017 included a $20.9 million pre-tax gain on the sale of TCA during the first quarter of the year.

For the quarter ended December 31, 2017, non-interest expense totaled $33.2 million, compared to $28.2 million for the quarter ended September 30, 2017. Non-interest expense for the quarter ended December 31, 2017 included $1.7 million of transaction costs associated with the acquisitions of Valley and the Acquired Branches and $1.3 million of impairment on core deposit intangible assets associated with public funds which management decided to no longer hold. We incurred non-interest expense of $123.6 million for the year ended December 31, 2017, compared to $93.1 million for the year ended December 31, 2016. In addition to the fourth quarter acquisition-related transaction costs and impairment on core deposit intangible assets, non-interest income for the year ended December 31, 2017 included a $4.8 million incremental bonus related to the sale of TCA during the first quarter of the year.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 9:00 a.m. Central Time on Monday, January 22, 2018. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk180122.html.  An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our acquisition of nine branches from Independent Bank in Colorado and Valley Bancorp, Inc.) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2017 and Triumph’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Securities and Exchange Commission on October 20, 2017.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Financial Highlights:
Total assets	$3,499,033	$2,906,161	$2,836,684	$2,635,358	$2,641,067	$3,499,033	$2,641,067
Loans held for investment	$2,810,856	$2,425,463	$2,295,100	$2,035,236	$2,027,624	$2,810,856	$2,027,624
Deposits	$2,621,348	$2,012,545	$2,072,181	$2,024,288	$2,015,785	$2,621,348	$2,015,785
Net income available to common stockholders	$6,111	$9,587	$9,467	$10,281	$6,064	$35,446	$19,813

Performance Ratios - Annualized:
Return on average assets	0.79%	1.36%	1.42%	1.62%	0.96%	1.27%	1.00%
Return on average total equity	6.35%	10.71%	12.60%	14.44%	8.58%	10.66%	7.33%
Return on average common equity	6.30%	10.79%	12.75%	14.66%	8.60%	10.73%	7.29%
Return on average tangible common equity (1)	7.33%	12.28%	14.94%	17.49%	10.32%	12.50%	8.37%
Yield on loans	7.73%	7.44%	7.79%	7.15%	7.36%	7.55%	7.71%
Adjusted yield on loans (1)	7.47%	7.20%	7.25%	6.93%	6.82%	7.23%	7.23%
Cost of interest bearing deposits	0.84%	0.80%	0.74%	0.71%	0.66%	0.78%	0.70%
Cost of total deposits	0.67%	0.64%	0.60%	0.58%	0.54%	0.62%	0.59%
Cost of total funds	0.92%	0.90%	0.83%	0.79%	0.73%	0.86%	0.68%
Net interest margin	6.16%	5.90%	6.16%	5.37%	5.60%	5.92%	5.91%
Adjusted net interest margin (1)	5.93%	5.69%	5.70%	5.19%	5.15%	5.65%	5.52%
Net non-interest expense to average assets	3.65%	3.35%	3.26%	1.17%	3.16%	2.92%	3.47%
Adjusted net non-interest expense to average assets (1)	3.43%	3.35%	3.26%	3.60%	3.16%	3.41%	3.39%
Efficiency ratio	66.74%	64.61%	62.44%	58.94%	67.70%	62.96%	69.84%
Adjusted efficiency ratio (1)	63.35%	64.61%	62.44%	77.65%	67.70%	66.55%	68.63%

Asset Quality:(2)
Past due to total loans	2.11%	2.22%	2.51%	3.16%	3.61%	2.11%	3.61%
Non-performing loans to total loans	1.15%	1.25%	1.36%	1.80%	2.23%	1.15%	2.23%
Non-performing assets to total assets	1.21%	1.42%	1.50%	1.92%	1.98%	1.21%	1.98%
ALLL to non-performing loans	57.83%	67.33%	63.56%	52.18%	34.00%	57.83%	34.00%
ALLL to total loans	0.67%	0.84%	0.86%	0.94%	0.76%	0.67%	0.76%
Net charge-offs to average loans	0.06%	0.00%	0.03%	0.20%	0.10%	0.28%	0.25%

Capital:
Tier 1 capital to average assets(3)	11.80%	13.50%	11.28%	11.32%	10.85%	11.80%	10.85%
Tier 1 capital to risk-weighted assets(3)	11.39%	13.45%	11.30%	12.05%	11.85%	11.39%	11.85%
Common equity tier 1 capital to risk-weighted assets(3)	9.92%	11.95%	9.73%	10.32%	10.18%	9.92%	10.18%
Total capital to risk-weighted assets(3)	13.50%	15.91%	13.87%	14.87%	14.60%	13.50%	14.60%
Total equity to total assets	11.19%	13.29%	10.94%	11.40%	10.96%	11.19%	10.96%
Tangible common stockholders' equity to tangible assets	9.26%	11.66%	9.22%	9.51%	8.98%	9.26%	8.98%

Per Share Amounts:
Book value per share	$18.35	$18.08	$16.59	$16.08	$15.47	$18.35	$15.47
Tangible book value per share (1)	$15.29	$16.04	$14.20	$13.63	$12.89	$15.29	$12.89
Basic earnings per common share	$0.29	$0.48	$0.53	$0.57	$0.34	$1.85	$1.11
Diluted earnings per common share	$0.29	$0.47	$0.51	$0.55	$0.33	$1.81	$1.10
Adjusted diluted earnings per common share(1)	$0.34	$0.47	$0.51	$0.02	$0.33	$1.37	$1.17
Shares outstanding end of period	20,820,445	20,820,900	18,132,585	18,078,769	18,078,247	20,820,445	18,078,247

Unaudited consolidated balance sheet as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
ASSETS
Total cash and cash equivalents	$134,129	$80,557	$117,502	$126,084	$114,514
Securities - available for sale	255,609	209,326	227,206	254,452	275,029
Securities - held to maturity	8,557	17,999	26,036	28,882	29,352
Loans held for investment	2,810,856	2,425,463	2,295,100	2,035,236	2,027,624
Allowance for loan and lease losses	(18,748)	(20,367)	(19,797)	(19,093)	(15,405)
Loans, net	2,792,108	2,405,096	2,275,303	2,016,143	2,012,219
Assets held for sale	71,362	—	—	—	—
FHLB stock	16,006	16,076	14,566	7,167	8,430
Premises and equipment, net	62,861	43,678	43,957	44,630	45,460
Other real estate owned ("OREO"), net	9,191	10,753	10,740	11,638	6,077
Goodwill and intangible assets, net	63,778	42,452	43,321	44,233	46,531
Bank-owned life insurance	44,364	37,025	36,852	36,679	36,509
Deferred tax asset, net	8,959	14,130	15,111	15,678	18,825
Other assets	32,109	29,069	26,090	49,772	48,121
Total assets	$3,499,033	$2,906,161	$2,836,684	$2,635,358	$2,641,067
LIABILITIES
Non-interest bearing deposits	$564,225	$403,643	$381,042	$382,009	$363,351
Interest bearing deposits	2,057,123	1,608,902	1,691,139	1,642,279	1,652,434
Total deposits	2,621,348	2,012,545	2,072,181	2,024,288	2,015,785
Customer repurchase agreements	11,488	19,869	14,959	10,468	10,490
Federal Home Loan Bank advances	365,000	385,000	340,000	200,000	230,000
Subordinated notes	48,828	48,804	48,780	48,757	48,734
Junior subordinated debentures	38,623	33,047	32,943	32,840	32,740
Other liabilities	22,048	20,799	17,354	18,580	13,973
Total liabilities	3,107,335	2,520,064	2,526,217	2,334,933	2,351,722
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,108	5,108	5,108	5,196	5,196
Common stock	209	209	182	182	182
Additional paid-in-capital	264,855	264,531	198,570	197,866	197,157
Treasury stock, at cost	(1,784)	(1,760)	(1,759)	(1,494)	(1,374)
Retained earnings	119,356	113,245	103,658	94,191	83,910
Accumulated other comprehensive income	(596)	214	158	(66)	(276)
Total equity	391,698	386,097	310,467	300,425	289,345
Total liabilities and equity	$3,499,033	$2,906,161	$2,836,684	$2,635,358	$2,641,067

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Interest income:
Loans, including fees	$34,856	$30,863	$30,663	$25,185	$26,486	$121,567	$84,244
Factored receivables, including fees	15,000	12,198	10,812	9,167	9,731	47,177	35,213
Securities	1,819	1,655	1,738	1,611	1,368	6,823	4,309
FHLB stock	78	51	36	42	34	207	73
Cash deposits	464	370	289	327	155	1,450	653
Total interest income	52,217	45,137	43,538	36,332	37,774	177,224	124,492
Interest expense:
Deposits	3,884	3,272	3,057	2,869	2,735	13,082	9,156
Subordinated notes	836	837	836	835	835	3,344	835
Junior subordinated debentures	520	495	475	465	431	1,955	1,427
Other borrowings	1,181	1,021	613	344	229	3,159	716
Total interest expense	6,421	5,625	4,981	4,513	4,230	21,540	12,134
Net interest income	45,796	39,512	38,557	31,819	33,544	155,684	112,358
Provision for loan losses	1,931	572	1,447	7,678	2,446	11,628	6,693
Net interest income after provision for loan losses	43,865	38,940	37,110	24,141	31,098	144,056	105,665
Non-interest income:
Service charges on deposits	1,178	1,046	977	980	1,109	4,181	3,447
Card income	1,122	956	917	827	842	3,822	2,732
Net OREO gains (losses) and valuation adjustments	(764)	15	(112)	11	(275)	(850)	(1,427)
Net gains (losses) on sale of securities	—	35	—	—	7	35	(56)
Net gains on sale of loans	—	—	—	—	—	—	16
Fee income	658	625	637	583	547	2,503	2,240
Insurance commissions	857	826	708	590	721	2,981	1,295
Asset management fees	—	—	—	1,717	1,787	1,717	6,574
Gain on sale of subsidiary	—	—	—	20,860	—	20,860	—
Other	947	668	2,075	1,717	1,470	5,407	6,135
Total non-interest income	3,998	4,171	5,202	27,285	6,208	40,656	20,956
Non-interest expense:
Salaries and employee benefits	18,009	16,717	16,012	21,958	15,351	72,696	54,531
Occupancy, furniture and equipment	2,728	2,398	2,348	2,359	2,353	9,833	7,301
FDIC insurance and other regulatory assessments	411	294	270	226	265	1,201	913
Professional fees	2,521	1,465	1,238	1,968	1,481	7,192	5,529
Amortization of intangible assets	2,309	870	911	1,111	1,130	5,201	3,782
Advertising and promotion	573	804	911	938	790	3,226	2,716
Communications and technology	2,291	2,145	2,233	2,174	1,830	8,843	6,491
Other	4,389	3,532	3,398	4,103	3,711	15,422	11,849
Total non-interest expense	33,231	28,225	27,321	34,837	26,911	123,614	93,112
Net income before income tax	14,632	14,886	14,991	16,589	10,395	61,098	33,509
Income tax expense	8,327	5,104	5,331	6,116	4,134	24,878	12,809
Net income	$6,305	$9,782	$9,660	$10,473	$6,261	$36,220	$20,700
Dividends on preferred stock	(194)	(195)	(193)	(192)	(197)	(774)	(887)
Net income available to common stockholders	$6,111	$9,587	$9,467	$10,281	$6,064	$35,446	$19,813

Earnings per share:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Basic
Net income to common stockholders	$6,111	$9,587	$9,467	$10,281	$6,064	$35,446	$19,813
Weighted average common shares outstanding	20,717,548	19,811,577	18,012,905	17,955,144	17,890,781	19,133,745	17,856,828
Basic earnings per common share	$0.29	$0.48	$0.53	$0.57	$0.34	$1.85	$1.11

Diluted
Net income to common stockholders	$6,111	$9,587	$9,467	$10,281	$6,064	$35,446	$19,813
Dilutive effect of preferred stock	194	195	193	192	197	774	—
Net income to common stockholders - diluted	$6,305	$9,782	$9,660	$10,473	$6,261	$36,220	$19,813
Weighted average common shares outstanding	20,717,548	19,811,577	18,012,905	17,955,144	17,890,781	19,133,745	17,856,828
Dilutive effects of:
Restricted stock	74,318	63,384	47,521	87,094	66,613	68,079	110,565
Assumed exercises of stock warrants	—	54,476	129,896	145,896	118,285	82,567	83,010
Assumed exercises of stock options	56,359	45,788	32,592	47,873	12,511	45,653	3,128
Assumed conversion of Preferred A	315,773	315,773	315,773	315,773	315,773	315,773	—
Assumed conversion of Preferred B	354,471	354,471	354,471	360,578	360,578	354,471	—
Weighted average shares outstanding - diluted	21,518,469	20,645,469	18,893,158	18,912,358	18,764,541	20,000,288	18,053,531
Diluted earnings per common share	$0.29	$0.47	$0.51	$0.55	$0.33	$1.81	$1.10

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Assumed conversion of Preferred A	—	—	—	—	—	—	315,773
Assumed conversion of Preferred B	—	—	—	—	—	—	360,578
Restricted stock awards	—	—	35,270	—	—	—	—
Stock options	57,926	58,442	58,442	—	—	57,926	—

Loans held for investment summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Commercial real estate	$745,893	$574,530	$541,217	$498,099	$442,237
Construction, land development, land	134,812	141,368	120,253	109,849	109,812
1-4 family residential properties	125,827	96,032	101,833	105,230	104,974
Farmland	180,141	130,471	136,258	136,537	141,615
Commercial	920,812	890,372	842,715	792,764	778,643
Factored receivables	374,410	341,880	293,633	242,098	238,198
Consumer	31,131	30,093	29,497	28,415	29,764
Mortgage warehouse	297,830	220,717	229,694	122,244	182,381
Total loans	$2,810,856	$2,425,463	$2,295,100	$2,035,236	$2,027,624

A portion of our total loans held for investment portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Equipment	$254,119	$226,120	$219,904	$203,251	$190,393
Asset based lending (General)	213,471	193,884	188,257	166,917	161,454
Asset based lending (Healthcare)	—	67,889	68,606	78,208	79,668
Premium finance	55,520	57,083	31,274	23,162	23,971
Factored receivables	374,410	341,880	293,633	242,098	238,198
Commercial finance	$897,520	$886,856	$801,674	$713,636	$693,684

Commercial finance % of total loans	32%	37%	35%	35%	34%
Yield on commercial finance loans	11.03%	10.62%	11.42%	10.25%	10.54%

Deposits summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Non-interest bearing demand	$564,225	$403,643	$381,042	$382,009	$363,351
Interest bearing demand	403,244	284,282	350,966	329,201	340,362
Individual retirement accounts	108,505	97,186	99,694	100,436	103,022
Money market	283,969	189,177	205,243	203,686	213,253
Savings	235,296	158,464	173,137	173,258	171,354
Certificates of deposit	837,384	770,599	777,459	767,602	756,351
Brokered deposits	188,725	109,194	84,640	68,096	68,092
Total deposits	$2,621,348	$2,012,545	$2,072,181	$2,024,288	$2,015,785

Net interest margin summarized for the three months ended:

	December 31, 2017			September 30, 2017
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$134,661	$464	1.37%	$111,364	$370	1.32%
Taxable securities	198,997	1,658	3.31%	211,354	1,570	2.95%
Tax-exempt securities	39,082	161	1.63%	25,174	85	1.34%
FHLB stock	16,764	78	1.85%	14,885	51	1.36%
Loans	2,558,774	49,856	7.73%	2,295,356	43,061	7.44%
Total interest earning assets	$2,948,278	$52,217	7.03%	$2,658,133	$45,137	6.74%
Non-interest earning assets:
Other assets	233,419			191,037
Total assets	$3,181,697			$2,849,170
Interest bearing liabilities:
Deposits:
Interest bearing demand	$343,560	$141	0.16%	$312,009	$137	0.17%
Individual retirement accounts	102,234	319	1.24%	98,713	309	1.24%
Money market	220,040	153	0.28%	201,462	118	0.23%
Savings	191,814	24	0.05%	167,908	20	0.05%
Certificates of deposit	826,018	2,644	1.27%	773,075	2,381	1.22%
Brokered deposits	140,914	603	1.70%	72,094	307	1.69%
Total deposits	1,824,580	3,884	0.84%	1,625,261	3,272	0.80%
Subordinated notes	48,814	836	6.79%	48,791	837	6.81%
Junior subordinated debentures	34,515	520	5.98%	32,983	495	5.95%
Other borrowings	391,840	1,181	1.20%	365,464	1,021	1.11%
Total interest bearing liabilities	$2,299,749	$6,421	1.11%	$2,072,499	$5,625	1.08%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	469,596			398,774
Other liabilities	18,081			15,698
Total equity	394,271			362,199
Total liabilities and equity	$3,181,697			$2,849,170
Net interest income		$45,796			$39,512
Interest spread			5.92%			5.66%
Net interest margin			6.16%			5.90%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Years Ended
(Dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
except per share amounts)	2017	2017	2017	2017	2016	2017	2016
Net income available to common stockholders	$6,111	$9,587	$9,467	$10,281	$6,064	$35,446	$19,813
Gain on sale of subsidiary	—	—	—	(20,860)	—	(20,860)	—
Incremental bonus related to transaction	—	—	—	4,814	—	4,814	—
Transaction related costs	1,688	—	—	325	—	2,013	1,618
Tax effect of adjustments	(601)	—	—	5,754	—	5,153	(251)
Adjusted net income available to common stockholders	$7,198	$9,587	$9,467	$314	$6,064	$26,566	$21,180
Dilutive effect of convertible preferred stock	194	195	193	—	197	774	783
Adjusted net income available to common stockholders - diluted	$7,392	$9,782	$9,660	$314	$6,261	$27,340	$21,963

Weighted average shares outstanding - diluted	21,518,469	20,645,469	18,893,158	18,912,358	18,764,541	20,000,288	18,053,531
Adjusted effects of assumed Preferred Stock conversion	—	—	—	(676,351)	—	—	676,351
Adjusted weighted average shares outstanding - diluted	21,518,469	20,645,469	18,893,158	18,236,007	18,764,541	20,000,288	18,729,882
Adjusted diluted earnings per common share	$0.34	$0.47	$0.51	$0.02	$0.33	$1.37	$1.17

Net income available to common stockholders	$6,111	$9,587	$9,467	$10,281	$6,064	$35,446	$19,813
Average tangible common equity	330,819	309,624	254,088	238,405	233,733	283,561	236,660
Return on average tangible common equity	7.33%	12.28%	14.94%	17.49%	10.32%	12.50%	8.37%

Adjusted efficiency ratio:
Net interest income	$45,796	$39,512	$38,557	$31,819	$33,544	$155,684	$112,358
Non-interest income	3,998	4,171	5,202	27,285	6,208	40,656	20,956
Operating revenue	49,794	43,683	43,759	59,104	39,752	196,340	133,314
Gain on sale of subsidiary	—	—	—	(20,860)	—	(20,860)	—
Adjusted operating revenue	$49,794	$43,683	$43,759	$38,244	$39,752	$175,480	$133,314
Non-interest expenses	$33,231	$28,225	$27,321	$34,837	$26,911	$123,614	$93,112
Incremental bonus related to transaction	—	—	—	(4,814)	—	(4,814)	—
Transaction related costs	(1,688)	—	—	(325)	—	(2,013)	(1,618)
Adjusted non-interest expenses	$31,543	$28,225	$27,321	$29,698	$26,911	$116,787	$91,494
Adjusted efficiency ratio	63.35%	64.61%	62.44%	77.65%	67.70%	66.55%	68.63%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$33,231	$28,225	$27,321	$34,837	$26,911	$123,614	$93,112
Incremental bonus related to transaction	—	—	—	(4,814)	—	(4,814)	—
Transaction related costs	(1,688)	—	—	(325)	—	(2,013)	(1,618)
Adjusted non-interest expenses	$31,543	$28,225	$27,321	$29,698	$26,911	$116,787	$91,494

Total non-interest income	$3,998	$4,171	$5,202	$27,285	$6,208	$40,656	$20,956
Gain on sale of subsidiary	—	—	—	(20,860)	—	(20,860)	—
Adjusted non-interest income	$3,998	$4,171	$5,202	$6,425	$6,208	$19,796	$20,956
Adjusted net non-interest expenses	$27,545	$24,054	$22,119	$23,273	$20,703	$96,991	$70,538
Average total assets	$3,181,697	$2,849,170	$2,723,303	$2,619,282	$2,603,226	$2,844,916	$2,079,756
Adjusted net non-interest expense to average assets ratio	3.43%	3.35%	3.26%	3.60%	3.16%	3.41%	3.39%

	As of and for the Three Months Ended					As of and for the Years Ended
(Dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
except per share amounts)	2017	2017	2017	2017	2016	2017	2016
Reported yield on loans	7.73%	7.44%	7.79%	7.15%	7.36%	7.55%	7.71%
Effect of accretion income on acquired loans	(0.26%)	(0.24%)	(0.54%)	(0.22%)	(0.54%)	(0.32%)	(0.48%)
Adjusted yield on loans	7.47%	7.20%	7.25%	6.93%	6.82%	7.23%	7.23%

Reported net interest margin	6.16%	5.90%	6.16%	5.37%	5.60%	5.92%	5.91%
Effect of accretion income on acquired loans	(0.23%)	(0.21%)	(0.46%)	(0.18%)	(0.45%)	(0.27%)	(0.39%)
Adjusted net interest margin	5.93%	5.69%	5.70%	5.19%	5.15%	5.65%	5.52%

Total stockholders' equity	$391,698	$386,097	$310,467	$300,425	$289,345	$391,698	$289,345
Preferred stock liquidation preference	(9,658)	(9,658)	(9,658)	(9,746)	(9,746)	(9,658)	(9,746)
Total common stockholders' equity	382,040	376,439	300,809	290,679	279,599	382,040	279,599
Goodwill and other intangibles	(63,778)	(42,452)	(43,321)	(44,233)	(46,531)	(63,778)	(46,531)
Tangible common stockholders' equity	$318,262	$333,987	$257,488	$246,446	$233,068	$318,262	$233,068
Common shares outstanding	20,820,445	20,820,900	18,132,585	18,078,769	18,078,247	20,820,445	18,078,247
Tangible book value per share	$15.29	$16.04	$14.20	$13.63	$12.89	$15.29	$12.89

Total assets at end of period	$3,499,033	$2,906,161	$2,836,684	$2,635,358	$2,641,067	$3,499,033	$2,641,067
Goodwill and other intangibles	(63,778)	(42,452)	(43,321)	(44,233)	(46,531)	(63,778)	(46,531)
Adjusted total assets at period end	$3,435,255	$2,863,709	$2,793,363	$2,591,125	$2,594,536	$3,435,255	$2,594,536
Tangible common stockholders' equity ratio	9.26%	11.66%	9.22%	9.51%	8.98%	9.26%	8.98%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930